Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-274317

PROSPECTUS SUPPLEMENT
(To prospectus dated September 1, 2023)

Centerspace

Up to $250,000,000 of Common Shares

    We have entered into an equity distribution agreement, dated as of September 10, 2021, as amended on May 9, 2024, with BMO Capital Markets Corp., BTIG, LLC, Raymond James & Associates, Inc., Jefferies LLC, UBS Securities LLC, BofA Securities, Inc. and Piper Sandler & Co. and certain of their affiliates and other Forward Sellers (as defined below) and Forward Purchasers (as defined below) (each, an “Agent” and together, the “Agents”) providing for the offer and sale of our common shares of beneficial interest, no par value (“common shares”), having an aggregate offering price of up to $250,000,000, of which common shares having an aggregate offering price of up to $126,605,547 remain, from time to time through the Agents or their respective affiliates, acting as our sales agents, or directly to one or more of the Agents, acting as principal or, if applicable, as Forward Sellers (as defined below).
    Sales of our common shares, if any, as contemplated by this prospectus supplement, will be made in any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. None of the Agents is required to sell any specific number or dollar amount of our common shares, but each has agreed, subject to the terms and conditions of the equity distribution agreement, to use its commercially reasonable efforts to sell the common shares designated by us from time to time in accordance with our instructions.
The equity distribution agreement contemplates that, in addition to the issuance and sale by us of common shares to or through the Agents, we may from time to time enter into separate forward sale agreements (collectively, the “forward sale agreements”), with one or more of the Agents or their respective affiliates or agents (in such capacity, collectively, the “Forward Purchasers”). We refer to an Agent, when acting as sales agent for the relevant Forward Purchaser, as a “Forward Seller.” In connection with any forward sale agreement, the relevant Forward Seller will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell a number of common shares borrowed from third parties equal to the number of common shares underlying the particular forward sale agreement. Only Agents that are, or are affiliated with, Forward Purchasers will act as Forward Sellers. We will not initially receive any proceeds from any sale of common shares borrowed by a Forward Purchaser or its affiliate and sold through the related Forward Seller.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or common shares (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” in this prospectus supplement.
    Under the equity distribution agreement, we may also sell our common shares to one or more of the Agents, as principal for their own respective accounts, at a price agreed upon at the time of sale. If we sell our common shares to an Agent, as principal, we will enter into a separate terms agreement with that Agent setting forth the terms of the transaction, and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.
No Agent and no Forward Seller is required to sell any specific number or dollar amount of common shares, but, subject to the terms and conditions of the equity distribution agreement, each of the Agents and the Forward Sellers has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the common shares so designated by us (if acting as our sales agent) and all of the borrowed shares (if acting as agent for the relevant Forward Purchaser), in each case, on the terms and subject to the conditions of the equity distribution agreement. The common shares offered and sold through the Agents and by the Forward Sellers pursuant to the equity distribution agreement will be offered and sold through only one Agent or by one Forward Seller on any given trading day. There is no arrangement for shares to be received in an escrow, trust or similar arrangement. The offering of common shares pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of common shares subject to the equity distribution agreement (including shares sold by us to or through the Agents and borrowed shares sold by the Forward Sellers) and any terms agreement having an aggregate gross sales price of $250,000,000 (including the $123,394,453 previously sold) and (ii) with respect to the equity distribution agreement or terms agreement, the termination of the equity distribution agreement by us, the Agents, the Forward Sellers or the Forward Purchasers as permitted therein.
    We will pay each of the Agents a commission equal to up to 2% of the gross sales price of our common shares sold through such Agent, as our sales agent.
In connection with each forward sale agreement, we will pay the applicable Agent, acting as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed 2% of the gross sales price of the borrowed common shares sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any monthly dividends having an “ex-dividend” date during such forward selling period).
    Our common shares are listed on the NYSE under the symbol “CSR.” On May 8, 2024, the last reported sale price of our common shares on NYSE was $68.76 per share.
    Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under the section entitled “Risk Factors” of this prospectus supplement and the accompanying prospectus and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BMO Capital Markets	BofA Securities	BTIG
Jefferies	Piper Sandler	Raymond James
UBS Investment Bank

The date of this prospectus supplement is May 9, 2024

TABLE OF CONTENTS

Prospectus Supplement
About This Prospectus Supplement	S-1
Information Concerning Forward-Looking Statements	S-2
The Company	S-5
The Offering	S-6
Risk Factors	S-8
Use of Proceeds	S-13
Plan of Distribution (Conflicts of Interest)	S-14
Legal Matters	S-20
Incorporation of Certain Documents by Reference	S-20
Where You Can Find More Information	S-21

Base Prospectus
About This Prospectus	1
Risk Factors	2
Our Company	3
Use of Proceeds	4
Ratios of Earnings to Fixed Charges and to Combined Fixed Charges and Preferred Share Dividends	5
Description of Beneficial Interest	5
Legal Ownership of Securities	9
Material Federal Income Tax Considerations	12
Plan of Distribution	38
Legal Matters	41
Experts	41
Where You Can Find More Information	41
Incorporation of Certain Documents by Reference	41
Special Note Regarding Forward-Looking Statements	42

ABOUT THIS PROSPECTUS SUPPLEMENT
    This document consists of two parts. The first part consists of this prospectus supplement, which provides specific information about this offering and other matters related to us. The second part, the accompanying prospectus, provides you with a general description of our securities, some of which may not apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common shares and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in, or incorporated by reference into, the accompanying prospectus. We encourage you to carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” on page S-21 of this prospectus supplement before investing in our common shares. If the information in this prospectus supplement is inconsistent with any information contained in, or incorporated by reference into, the accompanying prospectus, the information in this prospectus supplement shall apply and shall supersede the inconsistent information contained in, or incorporated by reference into, the accompanying prospectus.
    You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common shares. We are not making any representation to you regarding the legality of an investment in our common shares by you under applicable investment or similar laws.
    You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not and the Agents, the Forward Purchasers and Forward Sellers have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any common shares in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
    As used in this prospectus supplement, references to “we,” “our,” “us,” the “Company” and similar references are to Centerspace and its consolidated subsidiaries, including Centerspace, LP, a North Dakota Limited Partnership (“Centerspace, LP” or the “Operating Partnership”), our operating partnership, unless otherwise expressly stated or the context otherwise requires.

1

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, contain forward-looking statements. We intend for these forward looking statements to be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of those words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give you no assurance that our expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance.
The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:
•inflation and price volatility in the global economy;

•uncertain global macro-economic and political conditions;

•deteriorating economic conditions, including rising unemployment rates, energy costs, and inflation, in the markets where we own apartment communities or in which we may invest in the future;

•rental conditions in our markets, including occupancy levels and rental rates, potential inability to renew residents or obtain new residents upon expiration of existing leases, changes in tax and housing laws, include rent control laws, or other factors;

•timely access to material and labor required to renovate and maintain apartment communities;

•adverse changes in our markets, including future demand for apartment homes in those markets, barriers of entry into new markets, limitations on the ability to increase rental rates, our inability to identify and consummate attractive acquisitions and dispositions on favorable terms, our ability to reinvest sales proceeds successfully, and inability to accommodate any significant decline in the market value of real estate serving as collateral for debt and mortgage obligations;

•pandemics or epidemics, including the COVID-19 pandemic, and any effects on our business, financial condition, and results of operation;

•the impact of the conflicts between Russia and Ukraine, as well as Israel, Gaza, and Iran, on inflation, trade, and general economic conditions;

•reliance on a single asset class (multifamily) and certain geographic areas (Midwest and Mountain West regions) of the U.S.;

•inability to expand operations into new or existing markets successfully;

•failure of new acquisitions to achieve anticipated results or be efficiently integrated;

•inability to complete lease-up of projects on schedule and on budget;

•inability to sell our non-core properties on terms that are acceptable;

•failure to reinvest proceeds from sales of properties into tax-deferred exchanges, which could necessitate special dividend and/or tax protection payments;

•inability to fund capital expenditures out of cash flow;

•inability to pay, or need to reduce, dividends on common shares;

•inability to raise additional equity capital, if needed;

•financing risks, including the potential inability to meet existing covenants in existing credit facilities or to obtain new debt or equity financing on favorable terms, or at all;

•level and volatility of interest or capitalization rates or capital market conditions;

•uninsured losses due to insurance deductibles, uninsured claims or casualties or losses in excess of applicable coverage;

•loss contingencies and the availability and cost of casualty insurance for losses;

•inability to continue to satisfy complex tax rules in order to maintain status as a real estate investment trust (“REIT”) for federal income tax purposes, inability of the Operating Partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, and the risk of changes in laws affecting REITs;

•inability to attract and retain qualified personnel;

•cyber liability or potential liability for breaches of privacy or information security systems;

•recent developments in artificial intelligence, including software used to price rent in apartment communities;

•inability to address catastrophic weather, natural events, and climate change; and

•inability to comply with laws and regulations, including those related to the environment, applicable to the business and any related investigations or litigation.

    We may be adversely affected by the factors included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and under the heading “Risk Factors” on page S-8 of this prospectus supplement.

    The forward-looking statements contained in this prospectus supplement and the accompanying prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares.
    For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

THE COMPANY
    We are a REIT that owns, manages, acquires, redevelops, and develops apartment communities. We primarily focus on investing in markets characterized by stable and growing economies, strong employment, and an attractive quality of life that we believe, in combination, lead to higher demand for apartment homes and retention of our residents. As of March 31, 2024, we owned interests in 70 apartment communities consisting of 12,883 apartment homes. Property owned, as presented in our Condensed Consolidated Balance Sheets at historical cost, was $2.4 billion at March 31, 2024 and $2.4 billion at December 31, 2023.
Renting apartment homes is our primary source of revenue, and our business objective is to provide great homes. We strive to maximize resident satisfaction and retention by investing in high-quality assets in desirable locations and creating vibrant apartment communities through resident-centered operations. We believe that delivering superior resident experiences will enhance resident satisfaction while also driving profitability for our business and shareholders. We have paid quarterly distributions continuously since our first distribution in 1971.
    We were organized under the laws of North Dakota on July 31, 1970, and have operated as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), since our formation. On February 1, 1997, we were restructured as an Umbrella Partnership Real Estate Investment Trust, and we conduct our daily business operations primarily through our operating partnership, Centerspace, LP. The sole general partner of Centerspace, LP is Centerspace, Inc., a North Dakota corporation and our wholly owned subsidiary. All of our assets (except for qualified REIT subsidiaries) and liabilities were contributed to Centerspace, LP, through Centerspace, Inc., in exchange for the sole general partnership interest in Centerspace, LP. Centerspace, LP holds substantially all of the assets of the Company. Centerspace, LP conducts the operations of our business and is structured as a partnership with no publicly traded equity. Contributions of properties to the Company can be structured as tax-deferred transactions through the issuance of Operating Partnership limited partnership units, which is one of the reasons the Company is structured in this manner.
Our common shares are listed on the NYSE under the symbol to “CSR.”
    Our corporate headquarters is located at 3100 10th Street SW in Minot, North Dakota. We also have a corporate office in Minneapolis, Minnesota, and additional property management offices located in the states where we own apartment communities. Our investor relations telephone number is (701) 837-7104. We maintain a corporate website at www.centerspacehomes.com. Our internet website and the information contained therein or connected thereto is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission (“SEC”).

THE OFFERING

    All of the common shares that may be sold pursuant to this prospectus supplement will be sold by us, and no shares are being sold by our shareholders. For a description of our common shares, see “Description of Shares of Beneficial Interest” in the accompanying prospectus, as the same may be further amended or supplemented from time to time by information in the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus.

Issuer:	Centerspace

Offering:	Common shares having an aggregate offering price of up to $250,000,000, of which 126,605,547 remains.

Use of Proceeds:
We intend to use any net proceeds from this offering, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers, for general corporate purposes, including, without limitation, the funding of future acquisitions, the funding of development and redevelopment costs, the redemption, from time to time, of shares of one or more class or series of our preferred stock and the repayment of indebtedness, from time to time. Pending use of the net proceeds as described above, we intend to invest these net proceeds in short-term interest-bearing investment grade instruments. For more information, see “Use of Proceeds” in this prospectus supplement. For information concerning potential conflicts of interest, see “Plan of Distribution (Conflicts of Interest)—Other Relationships” and “—Conflicts of Interest” in this prospectus supplement.

We will not initially receive any proceeds from any sales of our common shares by a Forward Seller in connection with a forward sale agreement. For additional information, see “Plan of Distribution (Conflicts of Interest).”

Restrictions on Ownership and Transfer:	Our declaration of trust contains provisions that are intended to help preserve our status as a REIT for federal income tax purposes. Specifically, our declaration of trust provides that any transaction that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit of 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) less than 100 people owning our shares of beneficial interest, (iii) us being “closely held” (within the meaning of Section 856(h) of the Code), or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than U.S. persons, will be void ab initio. For more information, see “Description of Shares of Beneficial Interest—Ownership and Transfer Restrictions” in the accompanying prospectus.
Accounting Treatment of any Forward Sales:	For information concerning the expected accounting treatment of shares issuable upon settlement of any forward sale agreements, see “Plan of Distribution—Sales Through Agents, as Forward Sellers.”
NYSE Symbol:	“CSR”

Risk Factors:	An investment in our common shares involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” in this prospectus supplement, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, before making a decision to invest in the common shares.

Material Federal Income Tax: Conflicts of Interest:
See “Material Federal Income Tax Considerations” in the accompanying prospectus.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transaction and applicable laws and regulations, to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreements.

For additional information, see “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest) — Other Relationships” in this prospectus supplement.

RISK FACTORS
    Investing in our common shares involves risks. You should carefully consider the risks, uncertainties and additional information set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement and the accompanying prospectus, and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in the documents incorporated by reference in this prospectus supplement are those that we currently believe may materially affect us. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.
Risks Related to our Common Shares and this Offering
The market price and trading volume of our common shares are subject to fluctuation due to general market conditions, the risks discussed in our SEC filings and other factors, including the following:

•inflation, price volatility in the global economy, and uncertain macro-economic and political conditions;

•regional, national, and global economic and business conditions;

•actual or anticipated changes in our quarterly operating results or dividends;
•changes in our funds from operations or earnings estimates;
•investor interest in our property portfolio;
•the market perception and performance of REITs in general;
•the market perception or trading volume of REITs relative to other investment opportunities;
•the market perception of our financial condition, performance, distributions, and growth potential;
•general stock and bond market conditions, including potential increases in interest rates that could lead investors to seek higher annual yields than dividends on our common shares;
•shifts in our investor base to a higher concentration of passive investors, including exchange-traded funds and index funds, that could have an adverse effect on our ability to communicate with our shareholders;
•our ability to access capital markets, which could impact our cost of capital;
•a change in our credit rating or analyst ratings;
•changes in minimum dividend requirements for REITs;
•sales of additional common shares in the public market, or the perception that such sales might occur;

•terrorism or other factors that adversely impact the markets in which our shares trade; and
•changes in tax laws or government regulations that could affect the attractiveness of our shares.
    Although our common shares are listed on the NYSE, the daily trading volume of our shares may be lower than the trading volume for other companies for the reasons stated above or otherwise. As a result of lower trading volume, an owner of our common shares may encounter difficulty in selling our shares in a timely manner and may incur a substantial loss.
Our management will have broad discretion as to the use of any proceeds from this offering and our use may not increase our profitability or market value.
    We intend to use any proceeds for general corporate purposes, including, without limitation, the funding of future acquisitions, the funding of development and redevelopment costs, the redemption, from time to time, of shares of one or more class or series of our preferred stock and the repayment of indebtedness, from time to time. There can be no assurance that we will complete any acquisitions or as to the timing or terms of any acquisitions. If we do not complete any acquisitions, our management will have broad discretion in the application of the net proceeds from this offering.
However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.
Payment of distributions on our common shares is not guaranteed.
    Our Board of Trustees must approve any stock distributions and may elect at any time, or from time to time, and for an indefinite duration, to reduce or not pay the distributions payable on our common shares. Our Board of Trustees may reduce distributions for a variety of reasons, including but not limited to the following:

•operating and financial results cannot support the current distribution payment;

•unanticipated costs, capital requirements, or cash requirements;

•annual distribution requirements under the REIT provisions of the Code;

•a conclusion that the payment of distributions would cause us to breach the terms of certain agreements or contracts, such as financial ratio covenants in our debt financing documents; or

•other factors the Board of Trustees may consider relevant.
We may issue additional classes or series of our shares of beneficial interest with rights and preferences that are superior to the rights and preferences of our common shares and that may be dilutive.
    Without the approval of our common shareholders, our Board of Trustees may establish additional classes or series of our shares of beneficial interest, and such classes or series may have dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, or other rights and preferences that are superior to the rights of the holders of our common shares. In that regard, on September 1, 2023, we filed a shelf registration statement with the SEC that enables us to sell an undetermined number of securities as set forth in the accompanying prospectus. Future sales of common shares, preferred shares, warrants or units convertible into common or preferred shares would be dilutive and could have an adverse impact on the market price of our common shares.

Market interest rates may have an effect on the per share trading price of our common shares.
One of the factors that influences the price of our common shares is the dividend yield on our common shares (as a percentage of the price of our common shares) relative to market interest rates. Because interest rates are at historically high levels, prospective purchasers of our common shares may expect a higher dividend yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common shares to decrease.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
    Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by the Forward Purchaser if:
•the Forward Purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the relevant forward sale agreement, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;
•the Forward Purchaser is unable, after using commercially reasonable efforts, to continue to borrow a number of common shares equal to the number of common shares underlying the relevant forward sale agreement or that, with respect to borrowing such number of common shares, it would incur a rate of borrowing that is greater than the borrow cost specified in the relevant forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly; certain ownership thresholds applicable to the Forward Purchaser and its affiliates are exceeded;
•we declare a dividend or distribution on common shares with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;
•there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or
•certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the relevant forward sale agreement or a market disruption event during a specified period that lasts for at least eight scheduled trading days.
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.
Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the common shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase common shares in secondary market transactions over an unwind period to:
•return common shares to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•if applicable, in the case of net share settlement, deliver common shares to us to the extent required upon settlement of such forward sale agreement.
The initial forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of monthly dividends we expect to declare on our common shares during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. If the price of our common shares at which purchases by such Forward Purchaser (or its affiliate) as described in the immediately preceding paragraph are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us common shares having a market value equal to such difference (if we elect to net share settle). If the price of our common shares at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of common shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of common shares from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of common shares to such Forward Purchaser. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers.”
In addition, the purchase of our common shares by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sale of our common shares.
If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates, we would not be obligated to deliver to the relevant Forward Purchaser any common shares not previously delivered, and such Forward Purchaser would be discharged from its obligation to pay the relevant forward sale price per share in respect of any common shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any common shares with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those common shares.
The U.S. federal income tax treatment of the cash that we might receive from the cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the relevant Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our common shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the accompanying prospectus under “Material Federal Income Tax Considerations”, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.
Our future growth depends, in part, on our ability to raise additional equity capital, which will have the effect of diluting the interests of our common shareholders.
    Our future growth depends upon, among other things, our ability to raise equity capital and issue limited partnership units of Centerspace, LP. Sales of substantial amounts of our common or preferred shares in the public market, or substantial issuances of our common shares in connection with redemption requests for limited partnership units, will dilute the interests of the current common shareholders and could adversely affect the market price of our common shares.

USE OF PROCEEDS
    We intend to use any net proceeds from this offering, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers, for general corporate purposes, including, without limitation, the funding of future acquisitions, the funding of development and redevelopment costs, the redemption, from time to time, of shares one or more class or series of our preferred stock and the repayment of indebtedness, from time to time. There can be no assurance that we will complete any acquisitions or as to the timing or terms of any acquisitions. If we do not complete any acquisitions, our management will have broad discretion in the application of the net proceeds from this offering.
We will not initially receive any proceeds from any sale of common shares borrowed by a Forward Purchaser or its affiliate and sold through an Agent, as Forward Seller. We currently expect to fully physically settle each particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement in an amount equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price, subject to the price adjustment and other provisions of the forward sale agreement. If, however, we elect to cash settle or net share settle any forward sale agreement, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or common share (in the case of any net share settlement) to the relevant Forward Purchaser.
Pending application of the net proceeds for the purposes described above, we anticipate that any net proceeds will be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
    Affiliates of BMO Capital Markets Corp., BofA Securities, Inc. and Raymond James & Associates, Inc. are lenders under our primary credit facility (“Credit Facility”). Accordingly, they will receive net proceeds from this offering to the extent that we use any net proceeds to repay borrowings under our Credit Facility. In addition, the Agents or their affiliates may receive net proceeds from this offering to the extent we use any net proceeds to repay any of our other indebtedness that may be held by any of the Agents or their respective affiliates from time to time. See “Plan of Distribution (Conflicts of Interest)—Other Relationships” and “—Conflicts of Interest.”

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
    We have entered into the equity distribution agreement with the Agents and the Forward Purchasers providing for the offer and sale of our common shares having an aggregate offering price of up to $250,000,000, of which $126,605,547 remains from time to time through the Agents, acting as our sales agents, or directly to one or more of the Agents, acting as principal, and through the Forward Purchasers. On May 9, 2024, we entered into an amendment to the equity distribution agreement to reverse a prior termination by BTIG, LLC as Agent, include Nomura Global Financial Products, Inc., as Forward Purchaser and Nomura Securities International, Inc., as forward seller (acting through BTIG, LLC as agent) to Nomura Global Financial Products, Inc., its relevant forward purchaser. The equity distribution agreement has been filed as an exhibit to our Current Report on Form 8-K filed on September 10, 2021, which is incorporated by reference into this prospectus supplement. The amendment to the equity distribution agreement has been filed as an exhibit to our Current Report on Form 8-K filed on May 9, 2024, which is incorporated by reference into this prospectus supplement.
    The sales, if any, of common shares under the equity distribution agreement will be made by means of ordinary brokers’ transactions on the NYSE in “at-the-market” offerings as defined in Rule 415 of the Securities Act, or as otherwise agreed upon by one or more of the Agents and us. The Agents will not engage in any transactions that stabilize our common shares.
    None of the Agents is required to sell any specific number or dollar amount of our common shares, but each has agreed to use its commercially reasonable efforts to sell our common shares, as our sales agent, on the terms and subject to the conditions set forth in the equity distribution agreement. We will instruct each Agent as to the maximum number of our common shares to be sold through such Agent on any trading day and the minimum price per share at which such shares may be sold. Under the equity distribution agreement, we or an Agent may suspend the offering of our common shares being made through such Agent, as our sales agent, for any reason and at any time upon notice to the other party. The equity distribution agreement provides that we may sell our common shares through only one Agent on any trading day.
    Each Agent will provide to us written confirmation following the close of trading on the NYSE each day on which our common shares are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the commission payable by us to the Agents with respect to such sales, and the net proceeds to us (after transaction fees, if any, but before other expenses). We will report at least quarterly in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the SEC the number of common shares sold by or through the Agents under the equity distribution agreement, the net proceeds to us and the aggregate compensation paid by us to the Agents in connection with those sales of our common shares.
    We will pay each Agent a commission equal to up to 2% of the gross sales price of our common shares sold through such Agent, as our sales agent, under the equity distribution agreement. We estimate that the total expenses payable by us in connection with the offering and sale of our common shares pursuant to the equity distribution agreement, excluding commissions and discounts payable to the Agents, will be approximately $150,000.00.
In connection with each forward sale agreement, we will pay the applicable Agent, acting as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed 2% of the gross sales price of the borrowed common shares sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any monthly dividends having an “ex-dividend” date during such forward selling period).
    Under the terms of the equity distribution agreement, we may also sell our common shares to one or more of the Agents, as principal for their own respective accounts, at a price agreed upon at the time of sale. If we sell our common shares to an Agent, as principal, we will enter into a separate terms agreement with that Agent setting forth the terms of the transaction and we will describe the terms of the offering of those shares in a separate prospectus supplement.
The equity distribution agreement contemplates that, in addition to the issuance and sale by us of common shares to or through the Agents, we may from time to time enter into separate forward sale agreements, with one more the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the Agent, as Forward Seller, common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement.
    Settlement for sales of our common shares offered hereby will occur on the second business day (or on such other date as may be agreed upon by us and the applicable Agent or Agents, as the case may be) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
    The offering of our common shares pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all of the common shares subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by the Agents.
    We have agreed in the equity distribution agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act. We have also agreed, under certain circumstances, to reimburse the Agents for certain of their out-of-pocket expenses, including fees and expenses of counsel, in connection with the equity distribution agreement.
    If we or any of the Agents have reason to believe that our common shares no longer constitute an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the others and sales of our common shares under the equity distribution agreement will be suspended until in our collective judgment Rule 101(c)(1) of Regulation M or another exemptive provision has been satisfied.
    In connection with the sale of our common shares hereunder, the Agents may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts.
As described below under “—Sales Through Forward Sellers,” we will not initially receive any proceeds from the sale of common share borrowed by a Forward Purchaser or its affiliate and sold through the relevant Agent, acting as Forward Seller.
Sales Through Sales Agents, as Forward Sellers
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement.

In connection with any forward sale agreement, we will deliver instructions to the relevant Agent directing such Agent, as Forward Seller, to offer and sell the applicable borrowed common shares on behalf of the relevant Forward Purchaser. Such instructions shall specify the maximum number of shares to be sold and the minimum price per share at which such shares may be sold. Subject to, among other things, the terms and conditions in the equity distribution agreement and the acceptance of such instructions, such Agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell all of the shares so designated for sale in accordance with such instructions. We or the applicable Agent may at any time immediately suspend the offering of common shares through such Agent, as Forward Seller, upon notice to the other party.

The applicable Agent will provide written confirmation to us and the applicable Forward Purchaser following the close of trading on the NYSE on each day on which common shares are sold through such Agent, as Forward Seller, under the equity distribution agreement. Each confirmation will include the number of common shares sold on that day, the aggregate gross sales price of the common shares sold, the net proceeds and the compensation payable by us to such Agent in connection with such sales of our common shares.

We expect that settlement between a Forward Purchaser and the relevant Agent, as Forward Seller, for sales of borrowed common shares, as well as settlement between such Agent and buyers of such shares in the market, will occur on the second business day (or on such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for the payment of the net proceeds therefor. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of a Forward Purchaser and the related Agent, acting as Forward Seller, under the equity distribution agreement are subject to a number of conditions, which such Forward Purchaser and Agent, respectively, may waive in their sole and absolute discretion.

Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of common shares on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, for all or any portion of such shares. The forward price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed common shares were sold pursuant to the equity distribution agreement by the relevant Agent, acting as Forward Seller, during the applicable forward selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments for daily accruals and any monthly dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to the price adjustment provisions of the applicable forward sale agreement. We will not initially receive any proceeds from any sale of common shares borrowed by a Forward Purchaser or its affiliate and sold through an Agent, as Forward Seller, and all of such net proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering common shares, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the initial forward price per share under such forward sale agreement and (2) the number of common shares as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of monthly dividends we expect to declare on our common shares during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.

We expect that, before any issuance of common shares upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share, funds from operations per share and adjusted funds from operations per share, if applicable, will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, funds from operations per share or adjusted funds from operations per share, if applicable, as a result of such forward sale agreement except during periods when the average market price of our common shares is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common shares during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of common shares by us will result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share, if applicable.

Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the common shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase common shares in secondary market transactions over an unwind period to:

•return common shares to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

•if applicable, in the case of net share settlement, deliver common shares to us to the extent required upon settlement of such forward sale agreement.
If the price of our common shares at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of common shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of common shares from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of common shares to such Forward Purchaser.
In addition, the purchase of our common shares by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.

Each Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction under such forward sale agreement that the Forward Purchaser determines is affected by an event described below) and require us to settle on a date specified by the Forward Purchaser if:
•the Forward Purchaser is unable, after using commercially reasonable efforts, to, or would incur a materially increased cost to, establish, maintain or unwind its hedge position with respect to the relevant forward sale agreement, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;
•the Forward Purchaser is unable, after using commercially reasonable efforts, to continue to borrow a number of common shares equal to the number of common shares underlying the relevant forward sale agreement or that, with respect to borrowing such number of common shares, it would incur a rate of borrowing that is greater than the borrow cost specified in the relevant forward sale agreement, subject to certain exceptions in the case of such a rate of borrowing that is greater than such specified borrow cost, and we do not elect to pay an adjustment amount or amend the relevant forward sale agreement accordingly;
•certain ownership thresholds applicable to the Forward Purchaser and its affiliates are exceeded;
•we declare a dividend or distribution on common shares with a cash value in excess of a specified amount, or with an ex-dividend date that occurs earlier than a specified date, or we declare certain non-cash dividends;
•there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the relevant forward sale agreement or a market disruption event during a specified period that lasts for at least eight scheduled trading days. A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common shares under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share, if applicable. For further information, see “Risk Factors—Settlement provisions contained in any forward sale agreement subject us to certain risks.”

In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any common shares pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements. For further information, see “Risk Factors—In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected net proceeds from any forward sales of common shares under these agreements.”

The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the equity distribution agreement, and the Sales equity distribution agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.
Other Relationships
    An affiliate of BMO Capital Markets Corp. is the administrative agent and a lender under our Credit Facility. An affiliate of BofA Securities, Inc. is the joint lead arranger and a lender under our Credit Facility. An affiliate of Raymond James & Associates, Inc. is also a lender under our Credit Facility. Accordingly, they will receive net proceeds from this offering to the extent that we use any net proceeds to repay borrowings under our Credit Facility. In addition, the Agents, Forward Purchasers or their respective affiliates may receive net proceeds from this offering to the extent we use any net proceeds to repay any of our other indebtedness that may be held by any of the Agents, Forward Purchasers or their respective affiliates from time to time. In the ordinary course of their various business activities, the Agents, Forward Purchasers and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and any investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us. Some or all of the Agents, Forward Purchasers or their affiliates have provided and in the future may provide investment banking, commercial banking or other financial services, including providing credit facilities or other borrowings to us in the ordinary course of business for which they have received and may in the future receive compensation. The Agents, Forward Purchasers and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of our assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long or short positions in our assets, securities and instruments.
Conflicts of Interest
    As described above under “Use of Proceeds,” we intend to use net proceeds from this offering for general corporate purposes, which may include repaying outstanding indebtedness (including borrowings under our Credit Facility). As described above under “—Other Relationships,” affiliates of BMO Capital Markets Corp., BofA Securities, Inc. and Raymond James & Associates, Inc. are lenders under our Credit Facility. As a result, affiliates of BMO Capital Markets Corp., BofA Securities, Inc. and Raymond James & Associates, Inc. will receive a portion of the net proceeds of this offering to the extent it is used in connection with the repayment of borrowings outstanding under our Credit Facility. The Agents, Forward Purchasers or their respective affiliates will also receive a portion of any net proceeds of this offering that we use to repay any other indebtedness that they hold. These repayments may exceed 5% of the net proceeds of this offering (not including the Agents’ discounts and commissions). Nonetheless, in accordance with the Financial Industry Regulatory Authority Inc. Rule 5121, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because, as a real estate investment trust, we are excluded from that requirement.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, common shares to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed common shares made in connection with any forward sale agreements.

LEGAL MATTERS
    Certain legal matters will be passed upon for us by Taft Stettinius & Hollister LLP as our outside counsel. Certain legal matters including U.S. federal income tax matters have been passed upon by Hunton Andrews Kurth LLP as our outside tax counsel. Certain legal matters in connection with this offering will be passed upon for the Agents and Forward Purchasers by Mayer Brown LLP.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
    SEC rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on February 20, 2024;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the SEC on April 29, 2024;
•our Current Reports on Form 8-K filed with the SEC on January 25, 2024 (except with respect to item 7.01 and 9.01 therein), February 20, 2024 (except with respect to item 2.02 and Exhibit 99.1 therein), and May 9, 2024; and
•the description of our common shares contained in our Registration Statement on Form 10 (File No. 0-14851), filed July 29, 1986, as amended by our Amended Registration Statement on Form 10, filed December 17, 1986, and our Second Amended Registration Statement on Form 10, filed March 12, 1987, as further updated by the description of our common shares contained in Exhibit 4.5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
    All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the applicable prospectus supplement and any previously filed documents.
    We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows:
Centerspace
3100 10th Street SW, Post Office Box 1988
Minot, ND 58702
Attn: Investor Relations
Telephone: (952) 837-7104
Facsimile: (701) 838-7785

WHERE YOU CAN FIND MORE INFORMATION
    We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as this registration statement and the exhibits and schedules thereto, are available on the SEC’s website, www.sec.gov. Copies of these documents may also be available on our website at centerspacehomes.com. Our internet website and the information contained therein or connected thereto are not incorporated into this prospectus supplement or any amendment or supplement thereto.
    We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. and through the SEC’s website. Please be aware that statements in this prospectus supplement or the accompanying prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

As filed with the Securities and Exchange Commission on September 1, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Centerspace
(Exact name of registrant as specified in its charter)

North Dakota	45-0311232
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

3100 10th Street SW
Post Office Box 1988
Minot, North Dakota 58702
(701) 837-4738
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anne M. Olson, Esq.
President and CEO
800 LaSalle Avenue, Suite 1600
Minneapolis, MN 55402
(952) 401-4811
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Kathleen Eick
Taft Stettinius & Hollister LLP
2200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
(612) 977-8400
(612) 977-8650 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Centerspace
Common Shares
Preferred Shares
Warrants
Units

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.
We will provide the specific terms of any securities we may offer in supplements to this prospectus. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. We may also offer securities issuable upon conversion, redemption, repurchase, exercise or exchange of securities offered hereunder. The securities may be offered separately or together in any combination or as a separate series.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting agreement. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.
We impose certain restrictions on the ownership and transfer of our common shares and our preferred shares of beneficial interest (the “preferred shares”). You should read the information under the section entitled “Description of Shares of Beneficial Interest—Ownership and Transfer Restrictions” in this prospectus for a description of these restrictions.
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.
Our common shares of beneficial interest, no par value per share (the “common shares”) are listed on the New York Stock Exchange, or the NYSE, under the symbol “CSR.” On August 31, 2023, the last reported sale price of our common shares was $64.74 per share. Our 6.625% Series C Cumulative Redeemable Preferred Shares, no par value per share (the “Series C Preferred Shares”), are listed on the NYSE under the symbol “CSR-PRC.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2023.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, using an “automatic shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
Unless stated otherwise, references in this prospectus to “Centerspace,” “we,” “us,” “our,” “the Company” or “the Trust” refer to Centerspace, a North Dakota real estate investment trust, and its subsidiaries.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.
Be aware that any representations, warranties, covenants or similar provisions contained in agreements filed as an exhibit to documents incorporated by reference herein were made solely for the benefit of the parties to such agreements. In each case, these provisions were specifically negotiated between the parties and, in some cases, are intended chiefly to allocate risk. As such, you should in no case rely on any such provision in deciding whether to invest, as such provisions speak only as of the date given and do not necessarily reflect the current state of our business or financial condition.
The industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus or any prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.
RISK FACTORS
Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, which have been filed with the SEC and are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.
ABOUT THE COMPANY
We are a real estate investment trust (“REIT”), that owns, manages, acquires, redevelops, and develops apartment communities. We primarily focus on investing in markets characterized by stable and growing economies, strong employment, and an attractive quality of life that we believe, in combination, lead to higher demand for apartment homes and retention of our residents. Renting apartment homes is our primary source of revenue, and our business objective is to provide great homes for our residents. We strive to maximize resident satisfaction and retention by investing in high-quality assets in desirable locations and creating vibrant apartment communities through resident-centered operations. We believe that delivering superior resident experiences will enhance resident satisfaction while also driving profitability for our business and shareholders.
We operate in a manner intended to enable us to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). We are structured as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”), where we own our assets and conduct our day to day business operations through an operating partnership, Centerspace, LP, a North Dakota limited partnership, of which Centerspace, Inc., a North Dakota corporation and our wholly-owned subsidiary, is the sole general partner.
Our principal executive offices are located at 3100 10th Street, SW, Post Office Box 1988, Minot, North Dakota 58702 and our telephone number is (701) 837-4738.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC (File No. 001-35624) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our filings are available to the public through the SEC’s website at http://www.sec.gov. and in the investor relations portion of our website at www.centerspacehomes.com. The information on our website is not, and should not be deemed to be, part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on February 21, 2023;
•our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 1, 2023 and for the fiscal quarter ended June 30, 2023, as filed with the SEC on July 31, 2023;
•our Current Reports on Form 8-K filed with the SEC on March 23, 2023, May 1, 2023, May 17, 2023, and June 2, 2023;
•the description of our common shares contained in our Registration Statement on Form 10 (File No. 0-14851), filed July 29, 1986, as amended by our Amended Registration Statement on Form 10, filed December 17, 1986, and our Second Amended Registration Statement on Form 10, filed March 12, 1987, as further updated by the description of our common shares contained in Exhibit 4.5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and
•the description of our Series C Preferred Shares incorporated by reference into our registration statement on Form 8-A (File No. 01-35624), filed with the SEC on September 28, 2017.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) after the date of the initial registration statement and this prospectus and prior to the time that all the securities have been issued as described in this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
If requested, we will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write, email or telephone us at the following:
Centerspace
3100 10th Street SW
Post Office Box 1988
Minot, ND 58702
Attn: Shareholder Relations
Telephone: (701) 837-4738
Facsimile: (701) 838-7785
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.
The following factors, among others, could cause our future results to differ materially from those expressed in the forward-looking statements:
•inflation and price volatility in the global economy;
•uncertain global macro-economic and political conditions;
•deteriorating economic conditions, including rising unemployment rates, energy costs, and inflation, in the markets where we own apartment communities or in which we may invest in the future;
•rental conditions in our markets, including occupancy levels and rental rates, potential inability to renew residents or obtain new residents upon expiration of existing leases, changes in tax and housing laws, include rent control laws, or other factors;
•access to material and labor required to renovate and maintain apartment communities;
•adverse changes in our markets, including future demand for apartment homes in those markets, barriers of entry into new markets, limitations on the ability to increase rental rates, inability to identify and consummate attractive acquisitions and dispositions on favorable terms, our ability to reinvest sales proceeds successfully, and inability to accommodate any significant decline in the market value of real estate serving as collateral for mortgage obligations;
•pandemics or epidemics, including the COVID-19 pandemic, and any effects on our business, financial condition, and results of operation;

•the impact of the Russian invasion of Ukraine, including sanctions imposed on Russia by the U.S. and other countries, on inflation, trade, and general economic conditions;
•reliance on a single asset class (multifamily) and certain geographic areas (Midwest and Mountain West regions) of the U.S.;
•inability to expand operations into new or existing markets successfully;
•failure of new acquisitions to achieve anticipated results or be efficiently integrated;
•inability to complete lease-up of projects on schedule and on budget;
•inability to sell our non-core properties on terms that are acceptable;
•failure to reinvest proceeds from sales of properties into tax-deferred exchanges, which could necessitate special dividend and/or tax protection payments;
•inability to fund capital expenditures out of cash flow;
•inability to pay, or need to reduce, dividends on common shares;
•financing risks, including the potential inability to meet existing covenants in existing credit facilities or to obtain new debt or equity financing on favorable terms, or at all;
•level and volatility of interest or capitalization rates or capital market conditions;
•uninsured losses due to insurance deductibles, uninsured claims or casualties or losses in excess of applicable coverage;
•loss contingencies and the availability and cost of casualty insurance for losses;
•inability to continue to satisfy complex tax rules in order to maintain status as a REIT for federal income tax purposes, inability of the Operating Partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, and the risk of changes in laws affecting REITs;
•inability to attract and retain qualified personnel;
•cyber liability or potential liability for breaches of privacy or information security systems;
•recent developments in artificial intelligence, including software used to price rent in apartment communities;
•inability to address catastrophic weather, natural events, and climate change;
•inability to comply with laws and regulations, including those related to the environment, applicable to the business and any related investigations or litigation; and
•other statements contained in this prospectus and any accompanying prospectus supplement regarding matters that are not historical facts, involve predictions. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those in the section titled “Risk Factors” of this prospectus or any prospectus supplement we may provide you.
Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. You should read this prospectus, any prospectus supplement we provide you, the registration statement of which this prospectus is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.
We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.
USE OF PROCEEDS
Except as otherwise described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds received by us from the sale of the securities described in this prospectus for general corporate purposes.
DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common shares, preferred shares, warrants and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
The following summary is qualified in its entirety by reference to our Articles of Amendment and Third Restated Declaration of Trust, as amended and supplemented (the “declaration of trust”), and our Seventh Restated Trustees’ Regulations, (the “bylaws”). We have filed copies of our declaration of trust, and our bylaws with the SEC and have incorporated by reference such documents as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
The description of our common shares and the description of our Series C Preferred Shares, are incorporated herein by reference from the filings listed under “Incorporation of Certain Documents by Reference.”
General
We are authorized, under our declaration of trust, to issue an unlimited number of our shares of beneficial interest. Our board of trustees is authorized, under our declaration of trust, to provide for the issuance of shares of beneficial interest upon terms and conditions and pursuant to agreements as our board of trustees may determine and, further, to establish by resolution more than one class or series of shares of beneficial interest and to fix the relative rights and preferences of these different classes or series. The rights and preferences of any class or series of shares of beneficial interest will be stated in the articles supplementary to our declaration of trust establishing the terms of that class or series adopted by our board of trustees and will become part of our declaration of trust. As of June 30, 2023, our authorized shares of beneficial interest consisted of an unlimited number of common shares, of which 14,949,060 were issued and outstanding, an unlimited number of 8.25% Series A Cumulative Redeemable Preferred Shares, of which no shares were issued and outstanding, and 4,600,000 Series C Preferred Shares, of which 3,881,453 were issued and outstanding. The voting rights and rights to distributions of the holders of common shares are subject to the prior rights of the holders of our preferred shares that may be outstanding from time to time. Unless otherwise required by applicable law or regulation, classes or series of preferred shares are issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by our board of trustees. Classes or series of preferred shares may have varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. Any class or series of preferred shares could be given rights that are superior to rights of holders of common shares and a class or series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Ownership and Transfer Restrictions
Our declaration of trust contains provisions that are intended to help preserve our status as a domestically controlled REIT for federal income tax purposes. Specifically, our declaration of trust provides that any transaction that would result in our disqualification as a REIT under Section 856 of the Code, including any transaction that would result in (i) a person owning shares of beneficial interest in excess of the ownership limit of 9.8%, in number or value, of our outstanding shares of beneficial interest, (ii) fewer than 100 people owning our shares of beneficial interest, (iii) us being “closely held” (within the meaning of Section 856(h) of the Code), or (iv) 50% or more of the fair market value of our shares of beneficial interest being held by persons other than United States persons, will be void ab initio. If such transaction is not void ab initio, then the shares of beneficial interest that are in excess of the ownership limit, that would cause us to be closely held, that would result in 50% or more of the fair market value of our shares of beneficial interest to be held by persons other than United States persons or that otherwise would result in our disqualification as a REIT, would automatically be exchanged for an equal number of “excess shares,” and these excess shares will be transferred to an “excess share trustee” for the exclusive benefit of the charitable beneficiaries named by our board of trustees.
In such event, any distributions on excess shares will be paid to the excess share trust for the benefit of the charitable beneficiaries. The excess share trustee will be entitled to vote the excess shares, if applicable, on any matter. The excess share trustee may only transfer the excess shares held in the excess share trust as follows:
•if shares of beneficial interest were transferred to the excess share trustee due to a transaction or event that would have caused a violation of the ownership limit or would have caused us to be closely held then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the person who makes the highest offer for the excess shares, pays the purchase price and whose ownership will not violate the ownership limit or cause us to be closely held; or
•if excess shares were transferred to the excess share trustee due to a transaction or event that would have caused persons other than United States persons to own more than 50% of the value of our shares of beneficial interest then, at the direction of our board of trustees, the excess share trustee will transfer the excess shares to the United States person who makes the highest offer for the excess shares and pays the purchase price.
We have certain rights to purchase excess shares from the excess share trustee and must have waived these rights prior to a transfer as described above.
Power to Reclassify Our Unissued Shares of Beneficial Interest
Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of common shares or preferred shares that have priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our common shareholders.
Common Shares
General. Our declaration of trust authorizes the issuance of an unlimited number of our common shares. As of June 30, 2023, there were 14,949,060 of our common shares outstanding and
•up to 961,229 of our common shares potentially issuable upon redemption of previously issued limited partnership units of our operating partnership (“LP Units”);
•up to 67,567 of our common shares potentially issuable upon vesting of our restricted stock unit awards;
•up to 117,010 of our common shares potentially issuable upon vesting of our incentive stock options;

•up to 228,414 of our common shares potentially issuable upon redemption of LP Units convertible from Series D Convertible Preferred Units; and
•up to 2,093,545 of our common shares potentially issuable upon redemption of LP Units convertible from Series E Convertible Preferred Units.
Other than as set forth above, there were no warrants, options or other contractual arrangements requiring the issuance of our common shares or any other shares of beneficial interest.
The common shares we may offer from time to time under this prospectus will be duly authorized, fully paid and nonassessable when issued.
Voting Rights. Subject to the provisions of our declaration of trust regarding the restriction on the transfer of our common shares, our common shares have non-cumulative voting rights at the rate of one vote per common share on all matters submitted to the shareholders, including the election of members of our board of trustees.
Our declaration of trust generally provides that whenever any action is to be taken by the holders of our common shares, including the amendment of our declaration of trust if such amendment is previously approved by our board of trustees, such action will be authorized by a majority of the voting power of the holders of our common shares present in person or by proxy at a meeting at which a quorum is present, except as otherwise required by law, our declaration of trust or our bylaws. Our declaration of trust further provides the following:
(i) that the following actions will be authorized by the affirmative vote of the holders of our common shares holding common shares possessing a majority of the voting power of our common shares then outstanding and entitled to vote on such action:
•our termination;
•our merger with or into another entity;
•our consolidation with one or more other entities into a new entity;
•the disposition of all or substantially all of our assets; and
•the amendment of the declaration of trust, if such amendment has not been previously approved by our board of trustees.
(ii) that a member of our board of trustees may be removed with or without cause by the holders of our common shares by the affirmative vote of not less than two-thirds of our common shares then outstanding and entitled to vote on such matter.
Our declaration of trust also permits our board of trustees, by a two-thirds vote and without any action by the holders of our common shares, to amend our declaration of trust from time to time as necessary to enable us to continue to qualify as a real estate investment trust under the Code.
Dividend, Distribution, Liquidation and Other Rights. Subject to the preferential rights of our Series C Preferred Shares, any other preferred shares that we may issue in the future and the provisions of the declaration of trust regarding the restriction on the transfer of our common shares, holders of our common shares are entitled to receive dividends on their common shares if, as and when authorized and declared by our board of trustees and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities. Our common shares have equal dividend, distribution, liquidation and other rights. Our common shares have no preference, conversion, exchange, sinking fund or redemption rights.
Preferred Shares
Our declaration of trust, as amended by the articles supplementary, authorizes the issuance of an unlimited number of our preferred shares. Other than the 3,881,453 shares of our Series C Preferred Shares outstanding as of June 30, 2023, we have no other series of preferred shares outstanding.

Our board of trustees may authorize the issuance of preferred shares in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred shares of that series, including:
•distribution rights;
•conversion rights;
•voting rights;
•redemption rights and terms of redemptions; and
•liquidation preference.
The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, any preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, in which case we could not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.
The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:
•the designation and par value of the preferred shares;
•the voting rights, if any, of the preferred shares;
•the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;
•the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;
•whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will cumulate;
•the procedures for any auction and remarketing for the preferred shares, if applicable;
•the provision for a sinking fund, if any, for the preferred shares;
•the provision for, and any restriction on, redemption, if applicable, of the preferred shares;
•the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;
•the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;
•the terms under which the rights of the preferred shares may be modified, if applicable;
•the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;
•any limitation on issuance of any other series of preferred shares, including any series of preferred shares ranking senior to or on parity with the series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;
•any listing of the preferred shares on any securities exchange;
•if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the preferred shares;

•information with respect to book-entry procedures, if applicable;
•in addition to those restrictions described above, any other restrictions on the ownership and transfer of the preferred shares; and
•any additional rights, preferences, privileges or restrictions of the preferred shares.
Stock Exchange Listings
Our common shares are listed on the NYSE under the symbol “CSR.” Our Series C Preferred Shares are listed on the NYSE under the symbol “CSR-PRC.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares and our Series C Preferred Shares is American Stock Transfer & Trust Company, LLC.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our common or preferred shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of common or preferred shares issuable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the date, if any, on and after which the warrants and the related common or preferred shares will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of warrants to purchase common or preferred shares will not be entitled:
•to vote, consent or receive dividends;
•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Centerspace.
Each warrant will entitle its holder to purchase the number of common or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common or preferred shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common or preferred shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common or preferred shares, if any.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.
LEGAL OWNERSHIP OF SECURITIES
Each warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form, and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Centerspace, the warrant agents, the unit agents or any other agent of Centerspace, agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material federal income tax considerations that you, as a securityholder, may consider relevant in connection with the acquisition, ownership and disposition of our securities. Hunton Andrews Kurth LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the description contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular securityholders in light of their personal investment or tax circumstances, or to certain types of securityholders that are subject to special treatment under the federal income tax laws, such as:
•insurance companies;
•tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders” below);
•financial institutions or broker-dealers;
•non-United States (“U.S.”) individuals, foreign partnerships and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders” below);
•U.S. expatriates;
•persons who mark-to-market our securities;
•subchapter S corporations;
•U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar;
•regulated investment companies and REITs;
•trusts and estates;
•holders who receive our securities through the exercise of employee share options or otherwise as compensation;
•persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”); and
•persons holding our securities through a partnership or similar pass-through entity.
This summary assumes that securityholders hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed US Treasury Department (“Treasury”) regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this summary. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

Taxation of Centerspace as a REIT
We elected to be taxed as a REIT under the federal income tax laws commencing with our taxable year ended April 30, 1971. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. Qualification as a REIT depends on our continuing to satisfy numerous asset, income, share ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results. The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and Treasury regulations.
Federal Income Taxation of Centerspace
In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2019 through December 31, 2022, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2023 and in the future. Investors should be aware that Hunton Andrews Kurth LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court. In addition, Hunton Andrews Kurth LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retrospectively, and speaks as of the date issued. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual and quarterly operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to federal income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders, substantially eliminating the federal “double taxation” on earnings (that is, taxation at the corporate level when earned, and again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:
•We will be taxed at regular corporate rates on our undistributed “REIT taxable income,” including undistributed net capital gains.
•If we have net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.
•If we have net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.
•If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test as described below under “—Requirements for Qualification—Income Tests,” but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on:
◦the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied in either case by

◦a fraction intended to reflect our profitability.
•If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) as described below under “—Requirements for Qualification—Asset Tests,” as long as (i) the failure was due to reasonable cause and not to willful neglect, (ii) we file a description of each asset that caused such failure with the IRS, and (iii) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income required to be distributed from prior periods, then we will be subject to a 4% nondeductible excise tax on the excess of this required distribution amount over the amounts actually distributed.
•If we acquire any asset from a “C” corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the five-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate rate applicable on the lesser of:
◦the amount of gain that we recognize at the time of the sale or disposition, and
◦the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the “Built-in Gains Tax.”
•We will be subject to a 100% excise tax on transactions with our taxable REIT subsidiaries that are not conducted on an arm’s-length basis.
•We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.
•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements.”
•The earnings of our lower-tier entities, if any, that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.
•In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification
To qualify as a REIT, we must elect to be treated as a REIT and must meet the following requirements, relating to our organization, sources of income, nature of assets and distributions.
The Code defines a REIT as a corporation, trust or association:
1.that is managed by one or more trustees or directors;

2.the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
3.that would be taxable as a domestic corporation but for application of the REIT provisions of the federal income tax laws;
4.that is neither a financial institution nor an insurance company subject to special provisions of the Code;
5.that has at least 100 persons as beneficial owners (determined without reference to any rules of attribution);
6.during the last half of each taxable year, not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities), which we refer to as the five or fewer requirement;
7.that elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
8.that uses the calendar year as its taxable year and complies with the recordkeeping requirements of the federal income tax laws; and
9.that satisfies the income tests, the asset tests, and the distribution tests, described below.
The Code provides that REITs must satisfy all of the first four, the eighth and the ninth requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of determining share ownership under the sixth requirement, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth requirement above. We will be treated as having met the sixth requirement if we comply with certain Treasury regulations for ascertaining the ownership of our shares for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our declaration of trust currently includes restrictions regarding transfer of our shares of beneficial interest that, among other things, assist us in continuing to satisfy the fifth and sixth of these requirements.
Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary from its parent REIT will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself for purposes of applying the requirements herein. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states.
Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership’s gross income for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of Centerspace, LP and any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.
We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries. A REIT may own up to 100% of the securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a taxable REIT subsidiary. We are not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we will treat the dividends paid to us from such taxable REIT subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of taxable REIT subsidiaries in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.
A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation, and overall limitations on the deductibility of net interest expense by businesses could apply to any taxable REIT subsidiary. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined taxable REIT subsidiary service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined taxable REIT subsidiary service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a taxable REIT subsidiary, if any, will be treated as dividend income received from a corporation. The foregoing treatment of taxable REIT subsidiaries may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders and may affect our compliance with the gross income tests and asset tests.
A taxable REIT subsidiary may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a lodging facility or a health care facility if such rights are held by the taxable REIT subsidiary as a franchisee, licensee, or in a similar capacity and such health care facility or lodging facility is either owned by the taxable REIT subsidiary or leased to the taxable REIT subsidiary by its parent REIT. A taxable REIT subsidiary will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the taxable REIT subsidiary directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a taxable REIT subsidiary that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the US will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility,” as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the taxable REIT subsidiary pursuant to a management agreement or similar service contract.
Gross Income Tests. In order to maintain our qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including “rents from real property,” gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments (the “75% gross income test”). Qualifying income for purposes of that 75% gross income test generally includes:

•rents from real property;
•interest on debt secured by mortgages on real property, or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;
•dividends or other distributions on, and gain from the sale of, shares in other REITs;
•gain from the sale of real estate assets;
•income and gain derived from foreclosure property; and
•income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.
Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is treated as a “real estate asset” for the asset tests, the interest income and gain from the sale of such debt instruments is not treated as qualifying income for the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.
Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities (the “95% gross income test”). Income and gain from “hedging transactions” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% gross income test. In addition, as discussed below, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property. Rents that we receive from our real property will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met.
First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales, provided that such percentage (i) is fixed at the time the lease is entered into, (ii) is not renegotiated during the term of the lease in a manner that has the effect of basing percentage rent on income or profits, and (iii) conforms with normal business practice.
Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a taxable REIT subsidiary, at any time during the taxable year. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person.
As described above, we may own up to 100% of the securities of one or more taxable REIT subsidiaries. There are two exceptions to the related-party tenant rule described in the preceding paragraph for taxable REIT subsidiaries. Under the first exception, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (i) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (ii) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock will not be treated as “rents from real property.”
Under the second exception, a taxable REIT subsidiary is permitted to lease health care properties from the related REIT as long as it does not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care or lodging facility is operated. Rent related to a qualified healthcare property that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as the “qualified health care property” is operated on behalf of the taxable REIT subsidiary by an “independent contractor” who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and the taxable REIT subsidiary (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility that extends medical or nursing or ancillary services to patients and that is operated by a provider of such services that is eligible for participation in the Medicare program with respect to such facility.
Third, “rents from real property” excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year.
Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income (valued at not less than 150% of our direct cost of performing such services) exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as “rents from real property.”
Our residential rental properties are generally leased under one-year leases providing for fixed rent. In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:
•the intent of the parties;
•the form of the agreement;
•the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and
•the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.
In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.
Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. We intend to structure our leases so that they will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our operating partnership and its subsidiaries receive from our percentage and other leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% gross income test or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below.
We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of receipts or sales, as is permitted). We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.
Our operating partnership does provide certain services with respect to our properties. We believe that the services with respect to our properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the operating partnership directly without jeopardizing the qualification of rent as “rents from real property” are and will be performed by independent contractors or taxable REIT subsidiaries.
We may, directly or indirectly, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the operating partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The operating partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.
If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% gross income test or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (i) the rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries (including as a result of a property leased to a taxable REIT subsidiary failing to qualify as a “qualified healthcare property” or “qualified lodging facility”) or an operator engaged by a taxable REIT subsidiary to operate a “qualified health care property” or “qualified lodging facility” failing to qualify as an eligible independent contractor or (iii) we furnish more than de minimis noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% gross income test or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.
Interest. We may, on a select basis, purchase mortgage debt when we believe our investment will allow us to acquire ownership of the underlying property. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, except to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or on the date the REIT modifies the loan (if the modification is treated as “significant” for federal income tax purposes), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. IRS guidance provides that we do not need to redetermine the fair market value of the real property securing a loan in connection with a loan modification that is occasioned by a borrower default or made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. In addition, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the gross income and asset tests.
We also may selectively invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may relay, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans may not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.
Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Net income derived from such prohibited transactions is excluded from gross income for purposes of the 75% gross income test and 95% gross income test. We believe that none of our assets are held primarily for sale to customers and that a sale of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
•the REIT has held the property for not less than two years;
•the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;
•either (i) during the year in question, the REIT did not make more than seven sales of property, other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (iv) (a) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate adjusted bases of all property of the REIT at the beginning of the year and (b) the three-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted bases) taking into account the current and two prior years did not exceed 10% or (v) (a) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (b) the three-year average percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) taking into account the current and two prior years did not exceed 10%;
•in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and
•if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a taxable REIT subsidiary.

When possible, we will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We have selectively disposed of certain of our properties in the past and intend to make additional dispositions in the future. Some of our past dispositions may not have qualified for that safe harbor, and some of our future dispositions may not qualify for that safe harbor. We believe that our past dispositions will not be treated as prohibited transactions, and we may avoid disposing of property that may be characterized as held primarily for sale to customers in the ordinary course of business. No assurance can be provided that the IRS will not assert that some or all of our past or future dispositions are subject to the 100% prohibited transactions tax. If the IRS successfully imposes the 100% prohibited transactions tax on some or all of our dispositions, the resulting tax liability could be material. We may choose to conduct some property sales through a taxable REIT subsidiary, which would be subject to federal and state income taxation as a corporation.
Foreclosure Property. We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% gross income test and 95% gross income test. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property, (ii) for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated, and (iii) for which the REIT makes a proper election to treat the property as foreclosure property. Foreclosure property also includes any “qualified health care property” acquired by the REIT as a result of the termination or expiration of a lease of such property, without regard to a default or the imminence of default.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to a qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:
•on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•on which any construction takes place on the property, other than completion of a building or, any other improvement, where more than 10% of the construction was completed before default became imminent; or
•which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary. In the case of a qualified health care property, income derived or received by the REIT from an independent contractor is disregarded to the extent attributable to (i) any lease of property that was in effect on the date the REIT acquired the qualified healthcare property or (ii) the extension or renewal of such a lease if under the terms of the new lease the REIT receives a substantially similar or lesser benefit in comparison to the original lease.
From time to time, we may enter into hedging transactions with respect to our liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% gross income test and 95% gross income test. A “hedging transaction” means any of (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75%

gross income test or 95% gross income test (or any property that generates such income or gain) or (iii) any transaction entered into to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% gross income test and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% gross income test and 95% gross income test.
Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code.
Those relief provisions are available if:
•our failure to meet these tests is due to reasonable cause and not to willful neglect; and
•we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests in accordance with Treasury regulations.
We cannot predict whether in all circumstances we would be entitled to the benefit of the relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Code imposes a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests.
At the close of each quarter of our taxable year, we also must satisfy the following asset tests to maintain our qualification as a REIT:
•At least 75% of the value of our total assets must be represented by real estate assets (including interests in real property (including leaseholds and options to acquire real property and leaseholds, and personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”), interests in mortgages secured by real property, interests in mortgages secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, stock in other REITs and debt instruments issued by “publicly offered REITs”); cash and cash items (including receivables and certain money market funds); government securities; and investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year-term (the “75% asset test”).
•No more than 25% of the value of our total assets may be represented by securities of taxable REIT subsidiaries or other assets that are not qualifying for purposes of the 75% asset test.

•Except for equity investments in REITs, partnerships, qualified REIT subsidiaries or taxable REIT subsidiaries or other investments that qualify as “real estate assets” for purposes of the 75% asset test:
◦the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets (the “5% asset test”), and
◦we may not own more than 10% of the voting power or value of any one issuer’s outstanding voting securities (the “10% vote or value test”).
•No more than 20% of the value of our total assets may be represented by securities of one of more taxable REIT subsidiaries.
•No more than 25% of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.
For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include shares in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or a taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include: (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is derived from sources that would qualify for the 75% REIT gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. A special look-through rule applies for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest for purposes of the 10% value test. Under that look-through rule, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to securities described in items (a) and (b) above.
As described above, we may, on a select basis, invest in mortgage debt when we believe our investment will allow us to acquire ownership of the underlying property. We expect that any investments in mortgage loans generally will be treated as real estate assets. However, for purposes of the asset tests, if the outstanding principal balance of a mortgage loan during a taxable year exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset. IRS Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan on the date the REIT committed to originate or acquire the loan. It is unclear how the safe harbor in Revenue Procedure 2014-51 is affected by the recent legislative changes regarding the treatment of loans secured by both real property and personal property where the fair market value of the personal property does not exceed 15% of the sum of the fair market values of the real property and personal property securing the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.
We believe that substantially all of our assets consist of (i) real properties, (ii) stock or debt investments that earn qualified temporary investment income, (iii) other qualified real estate assets, and (iv) cash, cash items and government securities. We monitor the status of our assets for purposes of the various asset tests, and manage our portfolio in order to comply with such tests.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for a failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.
If a REIT violates the 5% asset test or the 10% vote or value test described above, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets causing the violation. In the event of any other failure of the asset tests, a REIT may avoid disqualification as a REIT, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest federal corporate income tax rate then applicable multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.
Annual Distribution Requirements
To qualify for taxation as a REIT, the Code requires that we make distributions (other than capital gain distributions and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to (i) the sum of: (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain or loss), and (b) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (ii) the sum of certain items of non-cash income.
Generally, we must pay such distributions in the taxable year to which they relate. Dividends paid in the subsequent calendar year, however, will be treated as if paid in the prior calendar year for purposes of the prior year’s distribution requirement if the dividends satisfy one of the following two sets of criteria:
•We declare the dividends in October, November or December, the dividends are payable to shareholders of record on a specified date in such a month, and we actually pay the dividends during January of the subsequent year; or
•We declare the dividends before we timely file our federal income tax return for such year, we pay the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.
The distributions under the first bullet point above are treated as received by shareholders on December 31 of the prior taxable year, while the distributions under the second bullet point are taxable to shareholders in the year paid.
If we cease to be a “publicly offered REIT,” then in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide REITs with the dividends-paid deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in our organizational documents.
Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of (i) 85% of our REIT ordinary income for that year; (ii) 95% of our REIT capital gain net income for that year; and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% non-deductible excise tax on the excess of the required distribution over the amounts actually distributed.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable dividends of our shares or debt securities in order to meet the distribution requirement.
In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.
We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing “publicly offered REITs” to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. We have no current intention to make a taxable dividend payable in our shares.
Recordkeeping Requirements
We must maintain certain records in order to maintain our qualification as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied and intend to continue to comply with these requirements. A shareholder that fails or refuses to comply with such request is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information.
Failure To Qualify
A violation of a REIT qualification requirement other than the gross income tests or the asset tests will not disqualify us as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each such violation. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for a reduced federal income tax rate on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally earn exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.
Taxation of US Shareholders
As used in this prospectus, the term “US Shareholder” means a holder of our shares of beneficial interest that, for federal income tax purposes is:
•a citizen or resident of the U.S.;

•a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;
•an estate, the income of which is subject to federal income taxation regardless of its source;
•a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust; or
•an eligible trust that elects to be taxed as a U.S. person under applicable Treasury regulations.
If a partnership, entity, or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you should consult your tax advisor regarding the consequences of the purchase, ownership, and disposition of our shares by the partnership.
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Shareholders will be taxed as discussed below.
Distributions. Distributions to taxable U.S. Shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will constitute ordinary income to U.S. Shareholders. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share distributions and then to our common share distributions.
Our dividends will not qualify for the dividends received deduction generally available to corporations. Under the tax law informally known as the Tax Cuts and Jobs Act (“TCJA”), individuals, trusts and estates may deduct a portion of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations. In addition, dividends paid to a U.S. Shareholder generally will not qualify for the tax rate applicable to “qualified dividend income.” Qualified dividend income generally includes dividends paid to U.S. Shareholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we generally are not subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “Federal Income Taxation of Centerspace” above), our dividends generally will not be eligible for the tax rate applicable to qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the tax rate applicable to ordinary income. However, the tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the tax rate on qualified dividend income, a U.S. Shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common shares become ex-dividend with respect to the relevant distribution. Certain individuals, trusts and estates whose income exceeds certain thresholds are also subject to a Medicare tax on dividends received from us.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder’s shares, and then the distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its shares. Such gain generally will be treated as long-term capital gain, or short-term capital gain if the shares have been held for less than one year, assuming the shares are a capital asset in the hands of the U.S. Shareholder. Dividends we declared in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.
Capital Gain Distributions. Distributions to U.S. Shareholders that we properly designate as capital gain dividends generally will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her shares. However, corporate U.S. Shareholders may be required to treat a portion of certain capital gain dividends as ordinary income. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our shareholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to holders of our preferred shares will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to holders of our preferred shares for the year and the denominator of which will be the total dividends paid to holders of all classes of our shares for the year.
We may elect to retain and pay income tax on net long-term capital gain that we recognized during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of our undistributed long-term capital gains. U.S. Shareholders will also be deemed to have paid their proportionate share of the tax we paid, which would be credited against such shareholders’ U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders’ shares will be increased by the excess of the amount of capital gain included in our income over the amount of tax it is deemed to have paid.
With respect to distributions we designate as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to U.S. Shareholders taxed at individual rates at regular long-term capital gains rates or at the rate applicable to unrecaptured depreciation. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income up to a certain annual threshold, and carry unused capital losses forward. A corporate taxpayer must pay tax on its net capital gain at corporate income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, but may be able to carry such unused losses back to prior years and forward to succeeding years.
Passive Activity Loss and Investment Interest Limitations. Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. Shareholders will not be able to apply any “passive activity losses” against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitations. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income tax rates. Shareholders are not allowed to include on their own federal income tax returns any net operating losses that we incur. Instead, these losses generally are carried over by us for potential affect against future income.
Dispositions of Shares. In general, U.S. Shareholders who are not dealers in securities will realize capital gain or loss on the disposition of our shares equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder’s adjusted basis in the shares. The applicable tax rate will depend on the U.S. Shareholder’s holding period in the asset (generally, if the U.S. Shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder’s tax bracket. The rate may also depend on whether the U.S. Shareholder recognizes long-term capital gain from the sale or exchange of “Section 1250 property” (i.e., generally, depreciable real property), to the extent the gain would have been treated as ordinary income if the property were “Section 1245 property” (i.e., generally, depreciable personal property). In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that the U.S. Shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains.
Conversion of Preferred Shares. Except as provided below, (i) a U.S. Shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. Shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Shareholder has held the preferred shares for more than one year at the time of conversion. U.S. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges our common shares received on a conversion of our preferred shares for cash or other property.
Redemption of Preferred Shares. A redemption of our preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Shareholders—Dispositions of Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. Shareholder’s interest in our shares, (ii) results in a “complete termination” of the U.S. Shareholder’s interest in all of our classes of shares or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Shareholder of preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable dividend, as described above in “—Taxation of U.S. Shareholders—Distributions.” In that case, a U.S. Shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. Shareholder’s remaining shareholdings in us. If the U.S. Shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.
With respect to a redemption of our preferred shares that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different bases. Prospective investors are urged to consult their own tax advisors in this regard.
FATCA Withholding. Under the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax will be imposed on dividends paid to certain U.S. Shareholders who own our shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.
Additional Medicare Tax. Certain U.S. Shareholders, including individuals, trusts and estates, will be subject to an additional tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over a certain threshold amount. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their “unrelated business taxable income” (“UBTI”). While many investments in real estate generate unrelated business taxable income, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, distributions from us to tax-exempt shareholders generally will not constitute UBTI, unless the shareholder has borrowed to acquire or carry its shares or has used the shares in an unrelated trade or business. If a tax-exempt shareholder were to finance its investment in our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules.
Furthermore, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under special provisions of the Code, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Qualified employee pension or profit sharing trusts that hold more than 10% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as a REIT for federal income tax purposes but for the application of the “look-through” exception to the five or fewer requirement that allow the beneficiaries of qualified trusts to be treated as holding the REIT’s shares in proportion to their actuarial interests in the qualified trust and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (i) at least one qualified trust holds more than 25% by value of the REIT’s shares or (ii) a group of qualified trusts, each owning more than 10% by value of the REIT’s shares, holds in the aggregate more than 50% of the REIT’s shares. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.
Taxation of Non-U.S. Shareholders
As used herein, the term “non-U.S. Shareholder” means a shareholder that is not a U.S. Shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other non-U.S. Shareholders are complex. This section is only a summary of such rules. We urge non-U.S. Shareholders to consult their own tax advisors to determine the impact of federal, foreign, state, and local income tax laws on the purchase, ownership, and disposition of our shares, including any reporting requirements.
In general, non-U.S. Shareholders will be subject to federal income tax at graduated rates with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Shareholder’s conduct of a trade or business in the U.S. in the same manner that U.S. Shareholders are taxed. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements generally will be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the “FIRPTA” rules discussed below treat such income as effectively connected income).
Distributions. Distributions by us that are not attributable to gain from the sale or exchange by us of a “United States real property interest” (a “USRPI”), as defined below, and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal withholding tax, required to be withheld by us, on the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder’s basis in its shares (but not below zero) and then as gain from the disposition of such shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. Shareholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Capital Gain Distributions. For any year in which we qualify as a REIT, a non-U.S. Shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The term USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in U.S. real property. Under the FIRPTA rules, a non-U.S. Shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. trade or business of the non-U.S. Shareholder. A non-U.S. Shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. Shareholders. A corporate non-U.S. Shareholder not entitled to treaty relief or exemption also may be subject to the branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold at the rate applicable to capital gain distributions attributable to the disposition of a USRPI. A non-U.S. Shareholder may receive a credit against its tax liability for the amount we withhold.
Distributions by us with respect to our shares that are attributable to gain from the sale or exchange of a USRPI will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder rather than as gain from the sale of a USRPI as long as (i) the applicable class of shares is “regularly traded” on an established securities market in the U.S. and (ii) the non-U.S. Shareholder did not own more than 10% of such class of shares at any time during the one-year period preceding the date of the distribution. We believe that our common shares and Series C Preferred Shares currently qualify as “regularly traded.” Capital gain dividends distributed to a non-U.S. Shareholder that held more than 10% of the applicable class of shares in the year preceding the distribution, or to all non-U.S. Shareholders in the event that the applicable class of shares ceases to be regularly traded on an established securities market in the U.S., will be taxed under FIRPTA as described in the preceding paragraph. Moreover, if we are a “domestically controlled qualified investment entity,” and a non-U.S. Shareholder disposes of our shares during the 30-day period preceding a dividend payment, and such non-U.S. Shareholder (or a person related to such non-U.S. Shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the 1st day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as being subject to FIRPTA for such non-U.S. Shareholder, then such non-U.S. Shareholder shall be treated as having income subject to FIRPTA in an amount that, but for the disposition, would have been treated as income subject to FIRPTA.
Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, a percentage of our ordinary dividends paid out of earnings and profits equal to the withholding rate applicable to “fixed, determinable, annual, or periodic” (“FDAP”) payments under Chapter 3 of the Code. Special withholding rules apply to capital gain dividends (other than capital gain distributions attributable to the disposition of a USRPI) that are not recharacterized as ordinary dividends, which would require us to withhold a portion of distributions in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at the rate applicable to FDAP payments on the entire amount of any distribution, to the extent we do not do so, we may withhold at the rate applicable to capital gain dividends on any portion of a distribution not subject to the FDAP withholding rate. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the non-U.S. Shareholder’s U.S. federal income tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.
We expect to withhold federal income tax at the rate applicable to FDAP payments on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:
•a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN or W-8BEN-E (or any applicable successor forms) evidencing eligibility for that reduced treaty rate;
•the non-U.S. Shareholder files with us an IRS Form W-8ECI (or any applicable successor form) claiming that the distribution is income effectively connected with the non-U.S. Shareholder’s trade or business so that no withholding tax is required; or
•the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a USRPI.
Dispositions. Unless our shares constitute a USRPI within the meaning of FIRPTA, a sale of our shares by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our shares will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. Because our common and preferred shares are publicly-traded, we cannot assure you that we are or will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder’s sale of our shares would be a taxable sale of a USRPI unless (i)(a) the shares were “regularly traded” on an established securities market (such as NYSE) and (b) the selling shareholder owned, actually or constructively, no more than 10% of the shares of the applicable class throughout the applicable testing period or (ii) the non-U.S. Shareholder was treated as a “qualified shareholder” or “qualified foreign pension fund,” as discussed below. If the gain on the sale of shares were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain. However, even if our shares are not a USRPI, a nonresident alien individual’s gains from the sale of shares will be taxable if the nonresident alien individual is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to the tax applicable to FDAP payments on his or her U.S. source capital gains.
A purchaser of our shares from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if (i) the purchased shares are “regularly traded” on an established securities market and the selling shareholder owned, actually or constructively, no more than 10% of the shares of the applicable class throughout the applicable testing period or (ii) if we are a domestically controlled qualified investment entity. Otherwise, the purchaser of our shares from a non-U.S. Shareholder may be required to withhold an amount from the purchase price and remit this amount to the IRS. We believe that our common shares and Series C Preferred Shares currently qualify as “regularly traded.”

Conversion of Preferred Shares. The conversion of our preferred shares into our common shares may be a taxable exchange for a non-U.S. Shareholder if our preferred shares constitute a USRPI. Even if our preferred shares constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. Shareholder generally will not recognize gain or loss upon a conversion of preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. Shareholder of the same type (e.g., a corporate or non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. Shareholder’s common shares received over such non-U.S. Shareholder’s adjusted tax basis in its preferred shares. Collection of such tax will be enforced by a refundable withholding tax on the value of the common shares. Non-U.S. Shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which any non-U.S. Shareholder exchanges common shares received on a conversion of preferred shares for cash or other property.
Redemption of Preferred Shares. For a discussion of the treatment of a redemption of preferred shares, see “Taxation of U.S. Shareholders—Redemption of Preferred Shares.”
Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds REIT shares directly or indirectly (through one or more partnerships) generally will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” generally will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the shares of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.
In addition, a sale of our shares by a “qualified shareholder” who holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. As with distributions, the portion of amounts realized attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of the shares of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding on a sale of our shares.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty that includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the U.S. and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or Nasdaq markets, (ii) is a qualified collective investment vehicle (defined below), and (3) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the shares of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds REIT shares directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. In addition, a sale of our shares by a “qualified foreign pension fund” that holds such shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the U.S., (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or otherwise made available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
FATCA Withholding. Under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax is imposed on dividends paid on our shares received by certain non-U.S. Shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. Shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Information Reporting Requirements and Withholding
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to distributions unless the holder:
•is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
•provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. Shareholder provided that the non-U.S. Shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or any applicable successor forms), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. Shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. Shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. Shareholder of shares made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. Shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences
Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships. The following discussion summarizes certain material federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:
•is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and
•is not a “publicly traded” partnership.
Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership generally is treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).
Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership (other than the operating partnership, which has more than 100 partners) should qualify for the private placement exclusion.
The operating partnership does not qualify for the private placement exclusion. Another safe harbor under the PTP regulations provides that so long as the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, interests in the partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof. For purposes of applying the two percent threshold, “private transfers,” transfers made under certain redemption or repurchase agreements, and transfers made through a “qualified matching service” are ignored. While we believe that the operating partnership satisfies the conditions of this safe harbor, we cannot assure you that the operating partnership has or will continue to meet the conditions of this safe harbor in the future. Consequently, while units of the operating partnership are not and will not be traded on an established securities market, and while the exchange rights of limited partners of the operating partnership are restricted by the agreement of limited partnership in ways that we believe, taking into account all of the facts and circumstances, prevent the limited partners from being able to buy, sell or exchange their limited partnership interests in a manner such that the limited partnership interests would be considered “readily tradable on a secondary market or the substantial equivalent thereof” under the PTP regulations, no complete assurance can be provided that the IRS will not successfully assert that the operating partnership is a publicly traded partnership. As noted above, a publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership’s gross income for each taxable year in which the partnership is a publicly traded partnership consists of “qualifying income” under Section 7704 of the Code. “Qualifying income” under Section 7704 of the Code includes interest, dividends, real property rents, gains from the disposition of real property, and certain income or gains from the exploitation of natural resources. In addition, qualifying income under Section 7704 of the Code generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We believe the operating partnership has satisfied the 90% qualifying income test under Section 7704 of the Code in each year since its formation and will continue to satisfy that exception in the future. Thus, we believe the operating partnership has not and will not be taxed as a corporation.
There is one significant difference, however, regarding rent received from related party tenants under the REIT gross income tests and the 90% qualifying income exception. For a REIT, rent from a tenant does not qualify as rents from real property if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant. Under Section 7704 of the Code, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant. Accordingly, we will need to monitor compliance with both the REIT rules and the publicly traded partnership rules.
We have not requested, and do not intend to request, a ruling from the IRS that the operating partnership or any other Partnerships will be classified as a partnership (or disregarded entity, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “—Requirements for Qualification—Income Tests” and “—Requirements for Qualification—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and Their Partners
Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income.
Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership. However, the tax liability for adjustments to a Partnership’s tax returns made as a result of an audit by the IRS will be imposed on the Partnership itself in certain circumstances absent an election to the contrary. See “—Partnership Audit Rules.”
Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” generally is equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a “book-tax difference”. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Our operating partnership has acquired and may acquire appreciated property in exchange for limited partnership interests. We have a carryover, rather than a fair market value, basis in such contributed assets equal to the basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we have a lower adjusted basis with respect to that portion of our operating partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This results in lower depreciation deductions with respect to the portion of our operating partnership’s assets attributable to such contributions, which could cause us to be allocated tax gain in excess of book gain in the event of a property disposition.
The Treasury has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference. As a result, the carryover basis of assets in the hands of our operating partnership in contributed property causes us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all of our assets were to have a tax basis equal to their fair market value at the time of the contribution, and a sale of that portion of our operating partnership’s properties which have a carryover basis could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. As a result of the foregoing allocations, we may recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends, instead of a tax-free return of capital or capital gains.
Basis in Partnership Interest. Our adjusted tax basis in any partnership interest we own generally will be:
•the amount of cash and the basis of any other property we contribute to the partnership;
•increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and
•reduced, but not below zero, by our allocable share of the partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.
Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Sale of a Partnership’s Property. Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership.
Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “—Requirements for Qualification—Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade or business.
Partnership Audit Rules. The Bipartisan Budget Act of 2015 changed the rules applicable to federal income tax audits of partnerships. Under these rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in Partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these Partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Securityholders are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any future law changes on REITs and their securityholders. Prospective securityholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.
State Local and Foreign Taxes
We and our securityholders may be subject to state, local and foreign taxes in various jurisdictions, including those in which we or they transact business, own property or reside. The tax treatment of us and our securityholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective securityholders should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in our securities.
PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus through:
•a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers;
•“at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•a combination of any of these methods.
In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other securityholders.
Subject to maintaining our qualification as a REIT for federal income tax purposes, we may also enter into hedging transactions. We may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. For example, we may:
•enter into transactions involving short sales of the common shares by broker-dealers;
•sell common shares short themselves and deliver the shares to close out short positions;
•enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
There is currently no market for any of the securities, other than the common shares and Series C Preferred Shares, both of which are listed on the NYSE. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters’ obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.
Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.
If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.
LEGAL MATTERS
The validity of the securities issued under this prospectus will be passed upon for us by Taft Stettinius & Hollister LLP. Certain legal matters including federal income tax matters will be passed upon for us by Hunton Andrews Kurth LLP. Counsel for any underwriters will be named in the applicable prospectus supplement.

EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus, and elsewhere in the registration statement that contains this prospectus, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement that contains this prospectus and the exhibits and schedules thereto are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of these documents are also available on our website at https://www.centerspacehomes.com. The information contained on the SEC’s website and our website or connected thereto is not incorporated into this prospectus or any amendment or supplement thereto, except as otherwise described in this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and to such exhibits and schedules, which you may review through the SEC’s website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the registrant.

SEC registration fee	$	*
Printing fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous expenses		**
Total	$	**

*	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

**	These fees and expenses are based on the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Trustees and Officers.
Our declaration of trust provides that we will indemnify members of our board of trustees to the fullest extent permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a member of our board of trustees or is or was serving at our request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity, and further we will pay or reimburse reasonable expenses (including without limitation attorneys’ fees), as such expenses are incurred, of each member of our board of trustees in connection with any such proceedings.
Our declaration of trust further provides that we will indemnify each of our officers and employees, and will have the power to indemnify each of our agents, to the fullest extent permitted by North Dakota law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was our officer, employee or agent or is or was serving at our request as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and will pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.
For purposes of providing indemnification for members of our board of trustees, and all of our officers, employees and agents, our declaration of trust provides that we will have the authority to enter into insurance or other arrangements, with persons or entities that are regularly engaged in the business of providing insurance coverage, to indemnify all of the members of our board of trustees, and all of our officers, employees and agents against any and all liabilities and expenses incurred by them by reason of their being members of our board of trustees, or our officers, employees or agents, whether or not we would otherwise have the power to indemnify such persons against such liability. Without limiting our power to procure or maintain any kind of insurance or other arrangement, our declaration of trust provides that we may, for the benefit of persons indemnified by us, (i) create a trust fund, (ii)

establish any form of self-insurance, (iii) secure our indemnity obligation by grant of any security interest or other lien on our assets, or (iv) establish a letter of credit, guaranty or surety arrangement.
Any such insurance or other arrangement may be procured, maintained or established within us or with any insurer or other person deemed appropriate by our board of trustees regardless of whether all or part of the shares or other securities thereof are owned in whole or in part by us. In the absence of fraud, the judgment of the board of trustees as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement will be conclusive, and such insurance or other arrangement will not be subject to voidability, nor subject the members of our board of trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether the members participating in and approving such insurance or other arrangement will be beneficiaries thereof. We currently maintain insurance covering members of the board and officers against liability as a result of their actions or inactions on our behalf.
In addition, we have entered into Indemnification Agreements with each member of our board of trustees and the following officers: Ms. Anne Olson and Mr. Bhairav Patel. These agreements supplement and further the rights provided in our declaration of trust. The agreements generally provide that we shall indemnify the indemnitees to the fullest extent permitted by law, subject to certain exceptions, against judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by indemnitee in connection with their services as a Trustee or officer and also provide rights to advancement of expenses and contribution. An agreement terminates the later of: (1) the date the indemnitee is no longer a trustee or our employee and (2) the date that indemnitee is no longer subject to any actual or possible proceeding, as defined in the agreement.
With the exception of the indemnification and insurance provisions set forth above, there is currently no other statute, charter provision, bylaw, contract or other arrangement under which a member of our board of trustees or an employee is insured or indemnified in any manner against liability that he or she may incur in his or her capacity as a member of our board of trustees or as an employee.

Item 16.	Exhibits.
EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement for common shares, preferred shares, warrants and units.
4.1
Articles of Amendment and Third Restated Declaration of Trust of Investors Real Estate Trust adopted on September 23, 2003, as amended on September 18, 2007 (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Commission on June 30, 2014).

4.2
Seventh Restated Trustee’s Regulations (Bylaws) of Investors Real Estate Trust, adopted on April 27, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2020).

4.3
Articles Supplementary to the Registrant’s Articles of Amendment and Third Restated Declaration of Trust designating the Registrant’s 6.625% Series C Cumulative Redeemable Preferred Shares, no par value per share (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form 8-A filed with the SEC on September 28, 2017).

4.4*	Articles supplementary with respect to any additional series of preferred shares issued pursuant to this registration statement.
4.5	Form of common share certificate (incorporated herein by reference to the registrant’s Registration Statement on Form S-3 (File No. 333-169205) filed on September 3, 2010).
4.6
Form of certificate representing the 6.625% Series C Cumulative Redeemable Preferred Shares, no par value per share (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form 8-A filed with the SEC on September 28, 2017).

4.7*	Form of Preferred Share Certificate
4.8*	Form of Warrant Agreement
4.9*	Form of Warrant Certificate
4.10*	Form of Unit Agreement
4.11*	Form of Unit Certificate

4.12
Note Purchase and Private Shelf Agreement, dated as of September 13, 2019, by and among IRET Properties, a North Dakota Limited Partnership, as the Issuer, Investors Real Estate Trust, as the Parent, IRET, Inc., as the General Partner, certain subsidiaries of the Parent, PGIM, Inc., an affiliate of Prudential Financial, Inc., certain affiliates of PGIM, Inc., and the Purchasers of the Series A Notes (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 17, 2019).

4.13	Form of Series A Senior Note under the Note Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 17, 2019).
4.14	Form of Series B Notes under the Note Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated October 1, 2019).
4.15	Form of Guaranty Agreement under the Note Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 17, 2019).
4.16
Amendment to Note Purchase and Private Shelf Agreement, dated as of September 13, 2019, by and among Centerspace, LP, a North Dakota Limited Partnership, as the Issuer, Investors Real Estate Trust, as the Parent, Centerspace, Inc., as the General Partner, certain subsidiaries of the Parent, PGIM Inc., an affiliate of Prudential Financial, Inc., certain affiliates of PGIM, Inc., and the Purchasers of the Series A Notes (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 7, 2021).

4.17	Form of Series C Notes under Note Agreement (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 7, 2021).
4.18
Confirmation of Guarantee Agreement, dated as of January 6, 2021, by an among Centerspace, Inc., Investors Real Estate Trust, IRET - Grand Gateway Apartments, LLC, IRET - Homestead Gardens II, LLC, IRET - River Ridge Apartments, LLC, IRET - Vally Park Manor, LLC, and the Holders of the Notes thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on January 7, 2021).

4.19
Note Purchase Agreement, dated September 17, 2021, by and among Centerspace, Centerspace, LP, Centerspace, Inc., Allianz Life Insurance Company of North America, Nationwide Life and Annuity Insurance Company, Nationwide Life Insurance Company, Prudential Annuities Life Assurance Corporation, The Prudential Insurance Company of America, The Prudential Life Insurance Company, Ltd., and Nassau Life Insurance Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2021).

4.20	Form of Series 2021-A Senior Note (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2021).
4.21	Form of Series 2021-B Senior Note (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2021).
4.22	Form of Series 2021-C Senior Note (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2021)
4.23	Form of Series 2021-D Senior Note (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2021).
4.24
Guarantee Agreement, dated September 17, 2021 of Centerspace, LP Note (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2021)

4.25
Amendment No. 2 to Note Purchase and Private Shelf Agreement, dated September 17, 2021, and related Exhibit B attached thereto, by and among Centerspace, Centerspace, LP, Centerspace, Inc., PGIM, Inc., an affiliate of Prudential Financial, Inc. and certain affiliates of PGIM, Inc. Note (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed with the Commission on September 20, 2021).

5.1†	Opinion of Taft Stettinius & Hollister LLP
8.1†	Opinion of Hunton Andrews Kurth LLP
23.1†	Consent of Grant Thornton LLP
23.2	Consent of Taft Stettinius & Hollister LLP (included in Exhibit 5.1)
23.3	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on signature page)
107†	Filing Fee Table

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
†	Filed herewith.

Item 17.	Undertakings.
(1)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(1)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(2)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(3)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(1)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(2)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(1)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(2)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(3)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(4)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(2)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 1, 2023.

CENTERSPACE

By:	/s/ Anne Olson
Anne Olson
President and Chief Executive Officer
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anne M. Olson and Bhairav Patel as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN A. SCHISSEL
John A. Schissel	Trustee and Chairman	September 1, 2023

/s/ JEFFREY P. CAIRA
Jeffrey P. Caira	Trustee	September 1, 2023

/s/ EMILY NAGLE GREEN
Emily Nagle Green	Trustee	September 1, 2023

/s/ LINDA J. HALL
Linda J. Hall	Trustee	September 1, 2023

/s/ RODNEY JONES-TYSON
Rodney Jones-Tyson	Trustee	September 1, 2023

/s/ MARY J. TWINEM
Mary J. Twinem	Trustee	September 1, 2023

/s/ ANNE OLSON
Anne Olson	Trustee, President and Chief Executive Officer (principal executive officer)	September 1, 2023

/s/ BHAIRAV PATEL
Bhairav Patel	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	September 1, 2023

Centerspace
Up to $126,605,547 of Common Shares
Prospectus Supplement

BMO Capital Markets	BofA Securities	BTIG
Jefferies	Piper Sandler	Raymond James
UBS Investment Bank

The date of this prospectus supplement is May 9, 2024.